UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 2.04 which is incorporated into this Item 2.01 by reference

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to the Securities Purchase agreement dated as of November 13, 2013, as amended, by and among VeriTeQ Corporation, a Delaware corporation (the “Company” or the “Registrant”), and the buyers listed on the Schedule of Buyers attached thereto, all of which buyers are institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued and sold to the Investors in the aggregate (i) approximately $1.8 million principal amount of senior secured convertible notes (the “Senior Notes”), and (ii) warrants to purchase shares of the Registrant’s common stock (the “Warrants”). In connection with such sale of Senior Notes and Warrants, the Registrant and certain of its subsidiaries entered into, among other agreements, a security and pledge agreement dated as of November 13, 2013, as amended, in favor of the collateral agent for the holders of the Senior Notes (the "Security Agreement"), and certain subsidiaries of the Company entered into a Guaranty dated as of November 13, 2013, as amended, in favor of the collateral agent for the holders of the Senior Notes (the “Guaranty”). The Senior Notes are secured by substantially all of the Registrant’s assets, including, but not limited to, a pledge of the capital stock and assets of all of the Registrant’s subsidiaries, but excluding the assets securing the Company’s $3.3 million Non-Negotiable Secured Convertible Subordinated Promissory Notes dated November 28, 2012 issued to SNC Holdings, Corp. (the “SNC Note”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2015, the Company is in default on substantially all of its outstanding convertible promissory notes, including, but not limited to, the Senior Notes, the SNC Note and the New Magna Notes (as defined below), due to its failure to file its Quarterly Report on Form 10-Q for the quarter ending June 30, 2015, and its failure to repay the approximately $1.0 million of outstanding principal of the Senior Notes, plus interest, at maturity. As of October 19, 2015, the Company had approximately $3.6 million aggregate principal amount of convertible promissory notes, including the Senior Notes and the New Magna Notes, but excluding notes due to related parties and the SNC Note.

The Company has been in discussions with Magna Equities I, LLC, (together with its affiliate, Magna Equities II, “Magna”) the current collateral agent for the Investors, and has agreed to the actions taken below.

On October 19, 2015, the Company and certain of its subsidiaries entered into a letter agreement with Magna pursuant to which the Company agreed to exchange approximately $1.3 million aggregate principal amount of outstanding unsecured convertible promissory notes held by Magna for an equal principal amount of new convertible promissory notes (the “New Magna Notes”) intended to be pari passu in rank and priority with the Senior Notes.

On October 19, 2015, the Company received a default notice from Magna, acting in its capacity as collateral agent under the Security Agreement. Magna is currently the holder of outstanding convertible promissory notes of the Company in the aggregate principal amount of approximately $1.6 million (excluding all accrued but unpaid interest), consisting of approximately $0.3 million of Senior Notes and $1.3 million of New Magna Notes, and has entered into agreements with holders of an additional $500,000 aggregate principal of Senior Notes to acquire such Senior Notes subject to the Registrant complying with and satisfying certain requirements relating to, among other items, Magna’s rights to certain collateral, which as of the date hereof, Magna believes the Company has not complied with and satisfied. Upon Magna’s determination that the Company has complied with and satisfied such and related conditions, Magna intends to purchase such $500,000 of Senior Notes. The default notice demands repayment of the entire amount due under the Senior Notes (including the $500,000 of Senior Notes Magna has the right to acquire) and the New Magna Notes (collectively, the "Magna Notes"). The Company does not have the financial resources to repay this indebtedness. The default notice also advises the Company and its subsidiaries that Magna is exercising all of its rights and remedies under the Senior Notes it owns (including the $500,000 of Senior Notes Magna has the right to acquire) and the New Magna Notes and the Security Agreement. In conjunction with this default notice, the Company received from Magna a Notification of Disposition of Collateral (the “NDC”). The NDC advises the Company that Magna intends to sell, lease or license the assets securing the Senior Notes and the New Magna Notes at a public auction to take place on November 2, 2015. These assets constitute substantially all of the assets of the Company and its subsidiaries, except for those assets securing the SNC Note.

The SNC Note is secured by all of the assets, consisting primarily of intellectual property and certain tangible property and equipment (the “SNC Collateral”), acquired by the Company under the asset purchase agreement entered into by the Company and SNC Holdings Corp. on November 30, 2012. Under the terms of the SNC Note, as amended, which was due on June 30, 2015 and has not been repaid, the holder of the SNC Note may look solely to the SNC Collateral to satisfy all obligations of the Company to it under the SNC Note and not any other assets of the Company and/or its subsidiaries. The Company has notified the holder of the SNC Note of its intent to return the SNC Collateral to the holder in satisfaction of the SNC Note but has not received any response from the holder.

Completion of the proposed public auction by Magna and the return of the SNC Collateral will constitute a disposition of substantially all of the Company’s assets. If the foregoing transactions are successfully completed, and assuming a sale of the collateral equal to or above the total amount owed under the Magna Notes, then the Company believes that it will no longer have any secured indebtedness or Warrants outstanding, and that its outstanding unsecured convertible debt will be approximately $1.5 million, excluding related party indebtedness and accrued interest, all of which is convertible into shares of the Company’s common stock. Although the Company currently intends to attempt to acquire, merge or combine with and/or acquire operating assets of an operating business, no assurances can be given that the Company will be able to effect any such transaction or the terms thereof. The Company currently has no agreement, understanding and/or agreement in principal for any such transaction. Moreover, the Company currently has limited funds and no assurances can be given it will be able to raise any additional funds on terms acceptable to the Company, or at all, or that the Company will be able to continue as a going concern.

Special Note Regarding Forward-Looking Statements,

This current report on Form 8-K contains"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to continue to raise capital to fund its operations; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 14, 2015, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 23, 2015	/s/ Scott R. Silverman
Scott R. Silverman
Chairman and Chief Executive Officer